SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

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                            FORM 8-K
                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 1998


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                    PRECISION STANDARD, INC.
     (Exact name of registrant as specified in its charter)

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   Colorado                  0-13829              84-0985295
(State or other      (Commission File Number)  (I.R.S. Employer
 jurisdiction)                                 Identification No.)



                        1225 17th Street
                           Suite 1800
                     Denver, Colorado 80202
            (Address of principal executive offices)

Registrant's telephone number, including area code: (303) 292-6565


















ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

     On January 29, 1998, Precision Standard, Inc. (the "Company") sold the assets relating to its Hayes Targets division to affiliates of Meggitt PLC for approximately $5 million. The disposed assets included Towed Aerial Targets used for weapon system development and training and Infrared Suppressor Countermeasures for the protection of military aircraft. The consideration for the sale was based on the fair market value of the assets. The purchase price was arrived at after arms length negotiations between the Company and the purchasers. No material relationship exists between the Company and Meggitt PLC or the purchasers. The exact purchase price will be determined after customary post-closing adjustments. Additional details regarding the disposition are disclosed in the press release attached hereto as Exhibit A.

ITEM 5 - OTHER EVENTS

     The trading of the Company's common stock has been moved to the Nasdaq SmallCap Market pursuant to an exception from the Net Tangible Assets and Minimum Bid Price requirements. Additional details are disclosed in the press release attached hereto as Exhibit A.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

(a)  Financial Statements of Businesses Acquired.

     None.

(b)  Pro Forma Financial Information.

     The Company will file pro forma financial information required pursuant to Article II of Regulation S-X, if any, within sixty
     (60) days after the date of this report on Form 8-K.

(c)  Exhibits.

     Exhibit A:   Press Release issued February 13, 1998.

















                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1937, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Denver, State of Colorado, on February 13, 1998.

PRECISION STANDARD, INC.



By:   /s/ Matthew L. Gold
    Matthew L. Gold
    President






































                            EXHIBIT A

FOR IMMEDIATE RELEASE                   CONTACT:  DARRYL MAZOW
                                        PHONE #:  (303) 292-6565

       PRECISION STANDARD ANNOUNCES SALE OF HAYES TARGETS
               AND MOVE TO NASDAQ SMALL CAP MARKET


Denver, CO --Precision Standard, Inc. (PCSNC) announced today that its Pemco Aeroplex subsidiary has sold the assets relating to its Hayes Targets division to certain affiliates of Meggitt PLC for approximately $5 million.

Located in Leeds, Alabama, Hayes Targets develops and manufactures Towed Aerial Targets utilized for weapon system development and training and Infrared Suppressor Countermeasures for the protection of military aircraft. Matthew Gold, Chief Executive Officer of Precision Standard, Inc. commented: "Hayes Targets has been a valuable member of the Precision Standard family for many years. Due to changes in the market that it serves, however, it was in the best interests of Hayes as well as Precision Standard to consummate this sale."

Precision Standard, Inc. also announced today that its common stock will be moved to the Nasdaq SmallCap Market pursuant to an exception from the Net Tangible Assets and Minimum Bid Price requirements.

While Precision Standard, Inc. failed to meet these requirements as of September 30, 1997, the Company was granted a temporary exception subject to certain conditions. The exception will expire on March 2, 1998 or April 15, 1998 if the Company fails to meet the terms of the exception on such dates. In the event the Company is deemed to have met the terms of the exception, it shall continue to be listed on The Nasdaq SmallCap Market. The Company believes that it can meet these conditions; however, there can be no assurance that it will do so. If at some future date the Company's securities should cease to be listed on the Nasdaq SmallCap Market, they may continue to be listed on the OTC-Bulletin Board. For the duration of the exception, the Company's Nasdaq symbol will be PCSNC.

Precision Standard, with executive offices in Denver, Colorado, and facilities in Alabama, California and Florida, performs maintenance and modification of aircraft for the U.S. Government and foreign and domestic commercial customers. The Company also provides aircraft parts and support services and full service overhaul and repair for a wide range of engine nacelle-related needs. It also develops and manufactures aircraft cargo systems, rocket vehicles and control systems, and precision springs and components.